EXHIBIT 10.1

WARRANT PURCHASE AGREEMENT

AGREEMENT, dated as of November 14, 2016 (this “Agreement”), between Hillair Capital Investments, L.P. (“Hillair” or the “Seller”), whose address is c/o Ellenoff Grossman & Schole, LLP, 1345 Avenue of the Americas, New York, New York 10105, and First Choice Healthcare Solutions, Inc. (“FCHS” or the “Purchaser”), Delaware Corporation.

W I T N E S S E T H:

WHEREAS, FCHS granted Hillair a warrant to subscribe for and purchase from FCHS up to 2,320,000 shares of FCHS common stock (the “Warrant”), pursuant to a Common Stock Purchase Warrant Agreement between FCHS and Hillair, dated as of November 8, 2013 (the “Warrant Agreement”); and

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Warrant;

NOW, THEREFORE, it is hereby agreed as follows:

1.             Sale and Purchase of the Warrant. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions hereof, the Seller hereby agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Warrant.

2.             The Closing. The closing (the “Closing”) of the purchase and sale of the Warrant shall take place at the offices of Schnader Harrison Segal & Lewis, LLP, 140 Broadway, Suite 3100, New York, NY 10005 on or about November 15, 2016, or at such other place or time as the parties shall mutually agree (the “Closing Date”). At the Closing, the Seller shall deliver to the Purchaser the original copy of the Warrant Agreement against payment of the Purchase Price (as defined in Section 3 hereof) therefor.

3.             Purchase Price. The purchase price for the Warrant is $600,000 (the “Purchase Price”), which shall be paid by wire transfer, immediately available funds. Each party covenants and agrees that there will be no broker or other fees payable to a third party in connection with the transactions contemplated hereunder.

4.             Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser that:

(a)           Seller has the full right, power and authority to enter into this Agreement and to sell the Warrant to be sold pursuant hereto, and upon payment thereof as provided herein, the Purchaser will acquire good and valid title thereto, free and clear of any security interests, liens, encumbrances, equities or claims;

(b)           No prior authorization, consent or approval of any governmental body, authority or agency is necessary to the validity of the sale of the Warrant by Seller on the terms and conditions and for the consideration herein set forth;

(c)           Seller is the (i) sole owner of, and has good and valid title to, the Warrant and (ii) has been the sole record and beneficial owner of the Warrant, free and clear of all liens and free and clear of all transfer taxes in respect thereof, for a period of at least six months; and

(d)           Seller is not and has never been an “affiliate” of the FCHS, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

5.             Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that:

(a)           Purchaser has the full right, power and authority to enter into this Agreement and to purchase the Warrant pursuant hereto;

(b)           No prior authorization, consent or approval of any governmental body, authority or agency is necessary to the validity of the purchase by the Purchaser of the Warrant on the terms and conditions and for the consideration herein set forth.

6.             Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, assigns, heirs, executors and administrators.

7.             Survival of Representations. All representations, warranties and agreements made by the parties in this Agreement or made in writing pursuant hereto, or in any certificate delivered pursuant hereto shall survive the consummation of the transactions contemplated hereby, regardless of any investigation at any time made by or on behalf of any of the parties.

8.             Modification. This Agreement sets forth the entire agreement of the parties with respect to the subject matte hereof, supersedes all existing agreements among them concerning such subject matter and may be modified only by a written instrument duly executed by the party to be charged.

9.             Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt of the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such address as the party shall have furnished in writing in accordance with the provisions of this Section 9). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

10.           Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstance.

11.          No Reliance on Other Parties. The Seller has carefully reviewed the public filings of FCHS with the Securities and Exchange Commission, and such other information that Seller and Seller’s advisers deem necessary to decide whether to enter into the transaction contemplated under this Agreement. The Seller has made its own decision to consummate the transaction contemplated under this Agreement based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary.

12.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws.

13.           Counterparts. This Agreement may be executed in any number of counterparts, including without limitation via .pdf, facsimile or other electronic means, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall become effective at such time as counterparts thereof have been executed by each of the parties and it shall not be a condition to its effectiveness that each of the parties has executed the same counterpart.

(continued on signature page)

IN WITNESS WHEREOF, the parties have caused this Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Hillair Capital Investments, L.P.		First Choice Healthcare Solutions, Inc.

By:	/s Scott Kaufman	By:	/s Chris Romandetti
Name:	Scott Kaufman	Name:	Chris Romandetti
Title:	Managing Partner	Title:	President/CEO

Address for Notice:		Address for Notice:

c/o Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Attn: Robert F. Charron, Esq.		First Choice Healthcare Solutions, Inc. 709 S. Harbor City Boulevard, Suite 250 Melbourne, Florida 32901 Attention: Chris Romandetti, President

[Remainder of the Page Intentionally Left Blank]

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